SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2007

DENDREON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-30681	22-3203193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3005 First Avenue
Seattle, Washington
98121
(Address of principal executive offices) (zip code)

(206) 256-4545
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2007, Dendreon Corporation (the “Company”) announced in a press release attached hereto as Exhibit 99.1, that Mark W. Frohlich, M.D. was promoted to the position of Senior Vice President of Clinical Affairs and Chief Medical Officer.  Dr. Frohlich, age 46 was previously serving in the position as a Vice President for Clinical Affairs for the Company since 2006 and Senior Medical Director since 2005, and prior to such time was Vice President and Medical Director at Xcyte Therapies since 2002.  The Company entered into an Executive Employment Agreement (the “Agreement”), with Dr. Frohlich in the form previously filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.  The Agreement provides Dr. Frohlich with an annual base salary of $300,000, and eligibility for  a performance-based bonus upon the achievement of pre-specified goals as determined by the Board of up to 40% of his base salary.

The Agreement has no specified term, and the employment relationship may be terminated by Dr. Frohlich or by the Company at any time. If the Company terminates his employment without cause, or if he resigns for good reason, as such terms are defined in the Agreement, Dr. Frohlich will be entitled to a lump sum severance payment equal to nine months of his then current base salary plus 75% of his maximum target annual bonus for such year. In that event, Dr. Frohlich would also be entitled to full accelerated vesting of any unvested stock options and any unvested restricted stock held by him. The agreement requires Dr. Frohlich not to compete with us after termination of employment for a period of nine months, and provides a one-year post-termination non-solicitation obligation.

Also on December 7, 2007, we entered into an indemnity agreement with Dr. Frohlich in the form previously filed as Exhibit 10.2 to our Form 10-K. The indemnity agreement provides, among other things, that we will indemnify Dr. Frohlich, under the circumstances and to the extent provided for in the indemnity agreement, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings in which he is or may be made a party by reason of his position as an officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and our Bylaws.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Dendreon Corporation press release, dated December 7, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                DENDREON CORPORATION

                                                                                                                                                 By:    /s/ Richard F. Hamm, Jr.
                                                                                                                                                   Richard F. Hamm, Jr.
                                                                                                                                                   Sr. Vice President, Corporate Development,
                                                                                                                                                   General Counsel and Secretary

Date: December 7, 2007

EXHIBIT INDEX

(d) Exhibits

Exhibit No.	Description
99.1	Dendreon Corporation press release, dated December 7, 2007